Exhibit 5.2

UBS AG Bahnhofstrasse 45 8098 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

Zurich, March 8, 2022

UBS AG – Form F-3 Registration Statement for Debt Securities and Warrants

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company), in connection with the registration under the U.S. Securities Act of 1933 (the Act) of debt securities and warrants to be issued and sold by the Company on a continuous basis under the Registration Statement as defined hereinafter on or after the date of this opinion (the Securities).

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Form F-3 Registration Statement dated as of March 8, 2022 (the Registration Statement);

(ii)	a copy of the articles of incorporation (Statuten) of the Company in their version dated April 26, 2018, certified by the Commercial Register of the Canton of Zurich on March 7, 2022 (the Articles);

(iii)	a certified excerpt from the Commercial Register of the Canton of Zurich for the Company, dated as of March 7, 2022 (the Excerpt);

(iv)	an electronic copy of the resolutions of the Group Treasurer and the Group Chief Financial Officer of the Company, dated January 26, 2022 (the Resolutions);

(v)

an electronic copy of the organizational regulations (Organisationsreglement) of the Company, including Annex C “Key Approval Authorities” thereto, valid as of February 14, 2022 (the Organizational Regulations); and

(vi)	an electronic copy of the UBS Delegation of Authorities for Group Functions in its version effective as of November 24, 2020 (the Delegation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications on the Registration Statement under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to the Registration Statement, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

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(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature.

(c)

except as expressly opined upon herein, all information and confirmations contained in the Documents and all material statements (except as to Swiss law) made to us in connection with the Documents, are true and accurate;

(d)

as far as any obligation under or in connection with the Registration Statement and the Securities is required to be performed in, or by a party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(e)

the Securities will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of June 15, 2018 (the FinSA) or (ii) admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland and the offering of the Securities has been and will be conducted in the manner described in the Transaction Documents;

(f)	any issuance of individual Securities will be approved in accordance with the Organizational Regulations and the Delegation, each as amended from time to time;

(g)	except as expressly opined upon herein, all representations and warranties made by the Company in the Registration Statement are true and accurate;

(h)	the Registration Statement has been executed by any two “Authorized Officers” set out in Schedule I to the Resolutions and as required by the Act and the rules and regulations promulgated thereunder;

(i)

the Articles, the Organizational Regulations and the Delegation are in full force and effect and have not been amended as of the date of the Resolutions and will remain in full force and effect to the extent that they affect the signatory authority of any “Authorized Officers” set out in Schedule I to the Resolutions;

(j)	the Excerpt is correct, complete and up-to-date;

(k)

the Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been rescinded or amended, and (iii) are and remain in full force and effect;

(l)	the issuance of Securities to be issued and sold from time to time does not and will not lead to a violation by the Company of applicable bank regulatory capital adequacy rules; and

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(m)

all required corporate approvals by the Company have been or will be taken if the aggregate initial public offering price of all the Securities having been issued and sold from time to time, on or after the date of this opinion, pursuant to the Resolutions exceeds USD 30,000,000,000 (or its equivalent in another currency or units of two or more currencies (based on the applicable exchange rate at the time of the offering)).

III.	Opinion

Based	on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.

All necessary corporate action by the Company related to the authorization of the issuance and sale of the Securities and of the execution of any documents in connection therewith was duly authorized in conformity with the Articles, the Organizational Regulations and the Delegation as a matter of Swiss law.

3.

If and when (i) the Registration Statement has become effective under the Act, (ii) the terms of the debt securities and of their issuance and sale have been duly established in conformity with the indenture relating to the debt securities and any relevant prospectus supplement so as not to violate Swiss law, (iii) the terms, issuance and sale of such debt securities have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions and (iv) the debt securities have been duly executed and duly authenticated in accordance with the indenture relating to the debt securities and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of the debt securities and the legally binding nature of the payment obligations expressed to be assumed by the Company under the debt securities under the laws of the State of New York by which they are expressed to be governed, the payment obligations expressed to be assumed by the Company under the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

4.

If and when (i) the Registration Statement has become effective under the Act, (ii) the terms of the warrants and of their issuance and sale have been duly established in conformity with the indenture relating to the warrants and any relevant prospectus supplement so as not to violate Swiss law, (iii) the terms, issuance and sale of such warrants have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions and (iv) the warrants have been duly executed and duly authenticated in accordance with with the indenture relating to the warrants and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of the warrants and the legally binding nature of the payment and delivery obligations expressed to be assumed by the Company under the warrants under the laws of the State of New York by which they are expressed to be governed, the payment and delivery obligations expressed to be assumed by the Company under

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the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

5.

With respect to the warrants to be issued under a warrant agreement as described in the prospectus forming a part of the Registration Statement, if and when (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement under which such warrants are to be issued has been duly authorized, executed and delivered in such form as will not violate Swiss law, (iii) the terms, issuance and sale of such warrants have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions, (iv) the terms of such warrants and of their issuance and sale have been duly established in conformity with such warrant agreement and any relevant prospectus supplement so as not to violate Swiss law, and (v) such warrants have been duly executed and duly authenticated in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of the warrants and the legally binding nature of the payment and delivery obligations under such warrants under the laws of the State of New York by which they are expressed to be governed, the payment and delivery obligations under such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in the Documents that limits the liability of the Company or provides for indemnification or contribution obligations of the Company, if a Swiss court finds that the Company and the indemnified person, respectively, acted willfully or negligently, and (ii) an obligation to pay an amount under such Document may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(c)

Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be terminated at any time by the principal or the agent, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

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(d)	A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred

(e)

Swiss courts interpret and construe an agreement in accordance with the principle of good faith (Vertragsauslegung nach Treu und Glauben) and, in doing so, may consider elements in addition to the wording of the relevant provisions of such agreement, including, without limitation, the circumstances under which such agreement was entered into and the real intention of the parties thereto as mutually understood or as to be understood in good faith.

(f)

The Registration Statement and certain other exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may – if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(g)

We express no opinion as to (i) the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement, (ii) whether any statement of a material fact in the Registration Statement or omission to state a material fact necessary in order to make the statements in the Registration Statement is misleading, and (ii) without limitation to the generality of the foregoing, the accuracy or completeness of the description of UBS Switzerland AG’s joint and several liability (also referred to as “co-obligation”) for any of UBS AG’s obligations (including, without limitation, UBS AG’s obligations under or in connection with the Securities).

(h)

Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in each prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as special counsel to the Company, and may be relied upon by the Company in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, copied, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Sincerely yours,

/s/ HOMBURGER AG

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